Exhibit 2.1

Execution Version

AMENDMENT NO. 2 TO THE MERGER AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of January 28, 2013, amends the Merger Agreement, dated as of December 4, 2011, as amended by that certain Amendment No. 1 to the Merger Agreement, dated as of September 21, 2012 (collectively, the “Merger Agreement”), among Entergy Corporation, a Delaware corporation (“Entergy”), Mid South TransCo LLC, a Delaware limited liability company and presently a wholly owned Subsidiary of Entergy, ITC Holdings Corp., a Michigan corporation (“ITC”), and ITC Midsouth LLC (formerly known as Ibis Transaction Subsidiary LLC), a Delaware limited liability company and a direct wholly owned Subsidiary of ITC.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Parties have entered into the Merger Agreement; and

WHEREAS, in accordance with Section 8.08 of the Merger Agreement, the Parties hereto wish to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein and intending to be legally bound, the Parties agree as follows:

i.      Section 1.19 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Section 1.19  [Intentionally Omitted]”

ii.     Section 9.01 of the Merger Agreement is hereby amended to delete the following definitions:

“Dissenting Share” has the meaning set forth in Section 1.19.

“Dissenting Shareholder” has the meaning set forth in Section 1.19.

iii.    No Other Amendments or Supplements to the Merger Agreement.  On and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended and supplemented hereby.  Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement shall remain unchanged and continue in full force and effect.

iv.    Other Miscellaneous Terms.  The provisions of Article VIII (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first above written.

ENTERGY CORPORATION

By:	/s/ Leo P. Denault
	Name:	Leo P. Denault
	Title:	Executive Vice President and
Chief Financial Officer

MID SOUTH TRANSCO LLC

By:	/s/ Theodore H. Bunting, Jr.
	Name:	Theodore H. Bunting, Jr.
	Title:	President

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Senior Vice President & General Counsel

ITC MIDSOUTH LLC

By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Senior Vice President & General Counsel

[Signature Page to Amendment No. 2 to Merger Agreement]